UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33415	65-1178822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

(858) 875-8600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”), issued a press release announcing that it has promoted Thomas Cannell, D.V.M., Executive Vice President, Chief Commercial Officer, to the position of Executive Vice President, Chief Operating Officer and President Global Commercial Products, and Jason Keyes, Vice President of Finance, to the position of Senior Vice President and Chief Financial Officer, both effective June 16, 2016.

The full biography and other information of Dr. Cannell required by Item 5.02(c) of Form 8-K are included in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, and such biography and information are incorporated by reference into this Item 5.02.

Mr. Keyes joined Orexigen in January 2013 as its Vice President of Finance. Prior to joining Orexigen, Mr. Keyes was at Amylin Pharmaceuticals, Inc. as Senior Director of Finance from May 2012 to January 2013 and Director, Manufacturing, Operations and Quality Finance from August 2007 to May 2012. Previously, he worked in financial and corporate strategy at Amgen, Inc. from March 2004 to July 2007, and at Baxter Healthcare Corporation from July 2002 to March 2004. Mr. Keyes holders a B.S. and M.S. in Civil Engineering from Stanford University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

In connection with the promotions, the compensation committee (the “Committee”) of the board of directors of the Company approved an increase in Dr. Cannell’s 2016 annual base salary from $427,000 to $460,000 and Mr. Keyes’ 2016 annual base salary from $227,000 to $300,000. In addition, the Committee also approved an increase in Dr. Cannell’s annual performance bonus target from 50% to 60%. Mr. Keyes’ annual performance bonus target will remain unchanged at 50%.

Effective as of June 16, 2016, Dr. Cannell and Mr. Keyes also entered into amendments to their respective employment agreements (each, an “Amendment” and together, the “Amendments”) that provide for, among other items, certain change in control and severance benefits. In the event Dr. Cannell is terminated by us other than for “cause,” as defined in the Amendment (and other than as a result of his death or disability) at any time other than during the period that begins three months prior to the effective date of a change in control and concludes on the date that is 12 months after the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, Dr. Cannell will be entitled to (i) a lump sum cash severance payment equal to 18 months of his annual base salary (as in effect immediately prior to his or her termination) and (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 18 months following the date of his termination. In the event Dr. Cannell’s employment is terminated by us other than for cause (and other than as a result of his death or disability) or by such executive due to “constructive termination,” as defined in the Amendment, within the three-month period before the effective date of a change in control and the twelve-month period immediately following the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, each executive will be entitled to (i) a lump sum cash payment equal to 18 months of his annual base salary (as in effect immediately prior to his termination), (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 18 months following the date of his termination and (iii) acceleration of the executive’s outstanding time-based equity awards such that all outstanding equity awards are fully vest and exercisable with respect to all the shares subject thereto effective immediately prior to the date of his termination.

In the event Mr. Keyes is terminated by us other than for “cause,” as defined in the Amendment (and other than as a result of his death or disability) at any time other than during the period that begins three months prior to the effective date of a change in control and concludes on the date that is 12 months after the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, Mr. Keyes will be entitled to (i) a lump sum cash severance payment equal to 12 months of his annual base salary (as in effect immediately prior to his termination) and (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 12 months following the date of his termination. In the event Mr. Keyes’ employment is terminated by us other than for cause (and other than as a result of his death or disability) or by such executive due to “constructive termination,” as defined in the Amendment, within the three-month period before the effective date of a change in control and the twelve-month period immediately following the effective date of a change in control, provided that he first executes and does not revoke a general release and fully complies with his continuing fiduciary, statutory and material contractual obligations to us, each executive will be entitled to (i) a lump sum cash payment equal to 18 months of his annual base salary (as in effect immediately prior to his termination), (ii) payment of premiums necessary to continue the executive’s group health insurance coverage in effect as of his termination pursuant to COBRA for a maximum period of 18 months following the date of his termination and (iii) acceleration of the executive’s outstanding time-based equity awards such that all outstanding equity awards are fully vest and exercisable with respect to all the shares subject thereto effective immediately prior to the date of his termination.

The foregoing descriptions of the Amendments do not purport to be complete and is qualified in their entirety by the Amendments, copies of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2016. A copy of the press release announcing these senior management promotions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 8, 2016	By:	/s/ Michael Narachi
Name: Michael Narachi
Title: Chief Executive Officer

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